                                                                   Exhibit 10.1

                                                                      EXECUTION


                           WAIVER AND AMENDMENT NO. 3


              This WAIVER AND AMENDMENT NO. 3 (this "AMENDMENT") is made as of December 8, 2000 by and among PRECISION PARTNERS, INC., a Delaware corporation, PRECISION PARTNERS HOLDING COMPANY, a Delaware corporation, MID STATE MACHINE PRODUCTS, a Maine corporation, GALAXY INDUSTRIES CORPORATION, a Michigan corporation, CERTIFIED FABRICATORS, INC., a California corporation, GENERAL AUTOMATION, INC., an Illinois corporation, NATIONWIDE PRECISION PRODUCTS CORP., a New York corporation, GILLETTE MACHINE & TOOL CO., INC., a New York corporation, the Lenders listed on the signature pages hereof and CITICORP USA, INC., as Administrative Agent for the Lenders.

                                 R E C I T A L S

              A. The parties hereto are parties to that certain Credit Agreement dated as of March 19, 1999, by and among the Borrower, the Guarantors, the Administrative Agent, Bank of America, N.A. (successor to NationsBank, N.A.), as Syndication Agent, SunTrust Bank, Atlanta, as Documentation Agent, and the Lenders (as amended, the "CREDIT AGREEMENT"). All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

              B. The Loan Parties have requested that the Lenders waive and amend certain provisions of the Credit Agreement.

              C. The Lenders are willing to agree to such requests, but only on the terms and conditions set forth herein.

              NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

              SECTION 1. AMENDMENTS TO CREDIT AGREEMENT. The Credit Agreement is, effective as of the date hereof, hereby amended as follows:

              (a) the following definitions are added in correct alphabetical order:

                     "'bps': basis points; each basis point is equal to one
              one-hundredth of a percent.

                     "'Business Plan': the updated financial forecast for
              Precision Partners, Inc. dated December 2000.

                     "'Certified Fabricators Restructuring': (i) the sale of
              certain excess equipment by Certified Fabricators and (ii) the consolidation and restructuring of Certified Fabricators' remaining business.

                     "'Consolidated EBITDAR': for any Person for any period,
              Consolidated EBITDA of such Person for such period plus without duplication and to the extent reflected as a charge in the statement of such Person's Consolidated Net Income for such period, Consolidated Rental Expense of such Person for such period.

                     "'Consolidated GAAP EBITDA': for any Person for any period,
              Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans and any Subordinated Indebtedness), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) a management fee in an amount not greater than $400,000 accrued for Saunders, Karp & Megrue, L.P. or an affiliate designated by it, on account of the fiscal year ending December 31, 2001, (f) for the fiscal year ending December 31, 2001, accrued relocation expenses not to exceed $75,000, (g) in the aggregate, over the fiscal years ending December 31, 2000 and December 31, 2001, fees and deferred financing costs charged off in an amount not to exceed $400,000,
              (h) for the purposes of Sections 7.1(e), (f) and (g), fees and charges incurred in connection with the Galaxy Restructuring not to exceed $1,700,000 in the aggregate and (i) for the purposes of determining compliance with Sections 7.1(e), (f) and (g), for any period referred to therein, an amount equal to the Net Cash Proceeds, not to exceed $200,000, of any Capital Stock issued or sold by Holdco or the Borrower, or equity otherwise contributed to the capital of Holdco or the Borrower, PROVIDED, HOWEVER, that (I) such Net Cash Proceeds are received no later than 15 days following the day on which the certificate required by Section 6.2(b) is delivered for such period, (II) the amount of such Net Cash Proceeds shall be disregarded for the purpose of determining the cumulative Consolidated GAAP EBITDA for any other period and (III) no such Net Cash Proceeds received prior to December 31, 2000 may be added.

                     "'Consolidated Rental Expense': for any Person for any
              period, on a consolidated basis, the aggregate base rental payments, other than Consolidated Lease Expenses, to lessors or their assignees by such Persons for such period under agreements to rent or lease any real or personal property as recorded in accordance with GAAP.

                     "'Galaxy Restructuring': (i) the transfer of responsibility and ultimate sale or contribution to Nationwide Precision Products Corp. of certain equipment of, and the assumption of certain trade payables, accruals and other liabilities incurred in the ordinary course of business directly related to the production of engine blocks for Caterpillar by, Galaxy and (ii) the transfer to Gillette Machine & Tool Co., Inc., a New York corporation, of responsibility for the management of Galaxy's remaining assets and liabilities.

                     "'Maintenance Capital Expenditures': for any Person for any
              period, the Capital Expenditures of such Person on a consolidated basis, incurred to repair or maintain the current working condition of existing equipment and facilities in the ordinary course of business; provided, however, that in no event shall Maintenance Capital Expenditures include growth Capital Expenditures or cost improvement Capital Expenditures.

                     "'Master Lease Agreement': that certain Master Lease
              Agreement dated as of March 31, 2000 and as amended from time to time, between General Electric Capital Corporation, for itself and as agent for certain participants, as lessor, and Galaxy, Mid State, Nationwide Precision Products Corp. and General Automation, Inc., as lessees.

                     "'Specified Equipment Finance

              Facilities': (i) the lease facilities made available pursuant to the Master Lease Agreement, (ii) the equipment purchase facilities made available pursuant to that certain Loan, Security and Guaranty Agreement dated as of December 8, 2000 and as amended from time to time, between General Electric Capital Corporation, for itself and as agent for certain participants, as lender, and Galaxy, Mid State, Nationwide Precision Products Corp. and General Automation, Inc., as borrowers, (iii) any other facilities designated as "Specified Equipment Finance Facilities" by the Borrower and approved by the Required Lenders in their sole and absolute discretion, and
              (iv) any facilities refinancing or replacing the facilities referred to in clauses (i), (ii) and (iii) of this definition on terms which are not materially less favorable to the Loan Parties.";

       (b) the definition of Applicable Margin is amended by replacing "225 bps" with "400 bps" and "200 bps" with "300 bps" and by replacing "is three months after the Closing Date" with "the financial statements have been delivered in accordance with Section 6.1 for the period ending December 31, 2000";

       (c) the definition of Asset Sale is amended by replacing "$1,000,000" in the fifth line thereof with "$250,000" and "Holdco" in the sixth line thereof with "the Borrower";

       (d) the definition of Consolidated Fixed Charge Coverage Ratio is amended by replacing "Consolidated EBITDA" with "Consolidated EBITDAR" and inserting after "such period" in clause (a) "minus the amount of Maintenance Capital Expenditures for such period";

       (e) the definition of Consolidated Fixed Charges is amended by replacing clause (c) thereof with "(c) Consolidated Rental Expense of such Person for such period and" and deleting "and (e) Capital Expenditures for such period";

       (f) the definition of Consolidated Senior Leverage Ratio is amended by inserting after "Consolidated EBITDA" "plus rent incurred under the Master Lease Agreement";

       (g) the definition of Consolidated Total Senior Debt is amended by inserting after "Subordinated Indebtedness" ", plus the aggregate unpaid balance of the capitalized lessor's cost outstanding under the Master Lease Agreement";


       (h) the definition of Permitted Acquisitions is amended by replacing clause (v) with "(v) the Required Lenders shall have consented, in their sole and absolute discretion, to such acquisition and";

       (i) the definition of Reinvestment Deferred Amount is amended by replacing "Section 2.7(c)" with "Section 2.7(b)";

       (j) the definition of Reinvestment Prepayment Amount is amended by inserting before the period at the end thereof "or, as the case may be, to perform a restoration";

       (k)    Sections 2.2(c) and (d) are added as follows:

                     "(c) The Administrative Agent may (i) establish and
              increase or decrease reserves against Eligible Receivables and Eligible Inventory, (ii) reduce the advance rates against Eligible Receivables and Eligible Inventory, or restore such advance rates to any level equal to or below the advance rates in effect on the Closing Date, or apply different advance rates to different Precision Group Members or to different product lines of the Precision Group Members, (iii) impose additional restrictions (or eliminate the same) to the standards of eligibility set forth in the definitions of Eligible Receivables and Eligible Inventory and
              (iv) delete Persons from, or restore such Persons to, the definition of Eligible Account Debtor, provided that such actions shall only be taken by the Administrative Agent acting reasonably to meet specific concerns regarding certain Eligible Receivables, Eligible Inventory, Precision Group Members, product lines, Eligible Account Debtors or categories of Accounts or Inventory.

                     "(d) If on any date the Total Revolving Extensions of
              Credit as of such date exceed the difference between the Total Revolving Commitments then in effect and $3,000,000.00, then, without notice or demand, the Borrower shall, on such date, prepay the Revolving Loans and, if necessary, cash collateralize the Letters of Credit by depositing an amount equal to such excess in a cash collateral account established with the Administrative Agent for the benefit of the Lenders on terms and conditions satisfactory to the Administrative Agent.";

       (l)    Section 2.7(a) is amended and restated as follows:

                     "(a) Unless the Required Prepayment Lenders shall otherwise agree, if any Capital Stock shall be issued or sold by Holdco or the Borrower, or if any equity is otherwise contributed to the capital of Holdco or any Precision Group Member, or if any Indebtedness shall be incurred by any Precision Group Member (excluding any Indebtedness incurred in accordance with Section 7.2), an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such issuance, receipt or incurrence first towards the prepayment of the Term Loans and then towards the payment of the Revolving Loans and the reduction of the Revolving Commitments as set forth in Section 2.7(d); provided, that no such prepayment will be required with respect to capital contributions made by any Sponsor or Precision Partners, L.L.C. directly or indirectly to Holdco (and contributed as common equity to the Borrower) to support the working capital needs of the Precision Group Members or for the purpose of funding a particular Capital Expenditure or Permitted Acquisition if such proceeds are used for such working capital needs, Capital Expenditure or Permitted Acquisition substantially concurrently with the making of such capital contribution, as the case may be."

       (m) Section 2.7(b) is amended by inserting after "then towards" "the payment of the Revolving Loans and", replacing "and" at the end of clause (i) of the proviso thereto with a comma and inserting before the period at the end thereof:

              "and (iii) prior to the delivery of the financial statements and certificates required by Sections 6.1(a), 6.2(a) and 6.2(b) for the period ending December 31, 2001, unless the Required Prepayment Lenders shall otherwise agree in their sole and absolute discretion, no Reinvestment Notice shall be delivered in respect of Net Cash Proceeds of any Assets Sales other than one or more Reinvestment Notices in an aggregate amount not to exceed $1,250,000 with respect to 50% of the Net Cash Proceeds of Assets Sales contemplated in the Business Plan which occur in connection with the Certified Fabricators Restructuring or the Galaxy Restructuring";

       (n) Section 2.7(c) is amended by inserting after "then towards" in the fourth line thereof "the payment of the Revolving Loans and" and replacing "final" in the ninth line thereof with "fiscal";

       (o) Section 2.7(d) is amended by replacing the first three sentences thereof with the following:

              "Amounts to be applied in connection with prepayments and Commitment reductions made pursuant to Section 2.7 shall be applied, first to prepay the Term Loans and, second, to the payment of the Revolving Loans and the permanent reduction of the Revolving Commitments. Amounts applied to prepay Term Loans shall reduce future amortization payments in inverse order of their maturity. In the event that following any such payment of the Revolving Loans and permanent reduction of the Revolving Commitments, the Total Revolving Extensions of Credit exceed the amount of the Total Revolving Commitments as so reduced because L/C Obligations constitute a portion thereof, the Borrower shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account established with the Administrative Agent for the benefit of the Lenders on terms and conditions satisfactory to the Administrative Agent.";

       (p) Section 3.5 is amended by replacing "Section 2.11(b)" with "Section 2.10(b)" and by replacing "Section 2.11(c)" with "Section 2.10(c)";

       (q) Section 3.6(c) is amended by replacing "Credit Parties" with "Loan Parties";

       (r) Sections 6.1(a), (b) and (c) are amended by inserting after "for the previous year", "and from the Business Plan";

       (s) Section 6.2(b) is amended by inserting in line two after "Responsible Officer", "(x)", replacing in line five "and" with "(y)" and inserting in line 6 after "certificate" the following:

       "and (z) a narrative discussion of the results then reported, including an analysis of the Loan Parties' liquidity, Capital Expenditures and any material variances from the results of the prior year or the Business
       Plan as well as anticipated changes to the Business Plan";

       (t) Section 6.2(e) is amended by inserting after "month," "(i)" and adding before the semicolon at the end thereof:

                     "and (ii) a rolling six month report on each Precision
              Group Member's order backlog";

       (u)    Section 6.6 is amended and restated as follows:

                     "6.6 INSPECTION OF PROPERTY; BOOKS AND RECORDS;
              DISCUSSIONS. (a) Keep proper books of records and accounts in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) provide the Administrative Agent or any Lender and their agents access to the premises of each Loan Party and Precision Group Member at any time and from time to time, during normal business hours and upon reasonable notice under the circumstances, and at any time after the occurrence and during the continuance of a Default or Event of Default, for the purposes of (A) inspecting and verifying the Collateral and the Borrowing Base, (B) inspecting and copying (at the Loan Parties' expense) any and all records pertaining thereto, and (C) discussing the affairs, finances and business of any Loan Party and Precision Group Member with any officer, employee or director of any Loan Party or Precision Group Member or with the certified public accountants which reported on or have been engaged to report on any financial statements delivered or to be delivered pursuant to Section 6.1(a) (the "Auditors"), all of whom are hereby authorized to disclose to the Administrative Agent, the Lenders and their agents all financial statements, work papers, and other information relating to such affairs, finances or business. Without limiting the obligations of Holdco and the Borrower under Section 10.5, the Loan Parties shall reimburse the Administrative Agent and the Lenders for the reasonable travel and related expenses of the Administrative Agent's and the Lenders' employees or, at the Administrative Agent's discretion, reasonably exercised, of such outside accountants or examiners as may be retained by the Administrative Agent to verify or inspect

              Collateral, records or documents of a Loan Party or Precision Group Member on a regular basis or for a special inspection if the Administrative Agent deems the same appropriate. If the Administrative Agent's or Lenders' own employees are used, the Borrower shall also pay such reasonable per diem allowance as the Administrative Agent or the Lenders may from time to time establish, or, if outside examiners or accountants are used, the Loan Parties shall also pay the Administrative Agent and the Lenders such sum as the Administrative Agent and the Lenders may be obligated to pay as fees therefor. Notwithstanding the foregoing, prior to the occurrence of a Default or Event of Default, the Loan Parties shall not be required to reimburse the Administrative Agent and the Lenders for audits and inspections which occur more than one time during any three-month period."

       (v) Section 6.9(c)(iii)(A) is amended by inserting after "Administrative Agent", "a guaranty substantially in the form of Exhibit A-2 and";

       (w)    Sections 7.1(a), (b) and (c) are amended and restated as follows:

                     "(a) CONSOLIDATED LEVERAGE RATIO. Permit the Consolidated
              Leverage Ratio of the Borrower as at the last day of any period of four consecutive fiscal quarters ending during any period set forth below to exceed the ratio set forth below in the column opposite such period:


                                                            Consolidated
                                                              Leverage
                Period                                          Ratio
--------------------------------------------------------------------------------
      October 1, 2000 - March 31, 2001                       7.12 to 1.0
--------------------------------------------------------------------------------
      April 1, 2001 - June 30, 2001                          6.46 to 1.0
--------------------------------------------------------------------------------
      July 1, 2001 - September 30, 2001                      5.55 to 1.0
--------------------------------------------------------------------------------
      October 1, 2001 - December 31, 2001                    4.51 to 1.0
--------------------------------------------------------------------------------
      January 1, 2002 and thereafter                         4.50 to 1.0
--------------------------------------------------------------------------------


                     "(b) CONSOLIDATED INTEREST COVERAGE RATIO. Permit the
              Consolidated Interest

              Coverage Ratio of the Borrower for any period of four consecutive fiscal quarters ending during any period set forth below to be less than the ratio set forth below in the column opposite such period:

              Period                                        Consolidated Interest
                                                               Coverage Ratio
--------------------------------------------------------------------------------
   October 1, 2000 - December 31, 2000                           1.30 to 1.0
--------------------------------------------------------------------------------
   January 1, 2001 - March 31, 2001                              1.29 to 1.0
--------------------------------------------------------------------------------
   April 1, 2001 - June 30, 2001                                 1.34 to 1.0
--------------------------------------------------------------------------------
   July 1, 2001 - September 30, 2001                             1.49 to 1.0
--------------------------------------------------------------------------------
   October 1, 2001 - December 31, 2001                           1.67 to 1.0
--------------------------------------------------------------------------------
   January 1, 2002 and thereafter                                2.00 to 1.0
--------------------------------------------------------------------------------

                     "(c) CONSOLIDATED FIXED CHARGE COVERAGE RATIO. Permit the
              Consolidated Fixed Charge Coverage Ratio of the Borrower for any period of four consecutive fiscal quarters ending during any period set forth below to be less than the ratio set forth below in the column opposite such period:

                                                             Consolidated Fixed
                 Period                                    Charge Coverage Ratio
--------------------------------------------------------------------------------
    October 1, 2000 - December 31, 2000                            0.96 to 1.0
--------------------------------------------------------------------------------
    January 1, 2001 - March 31, 2001                               0.85 to 1.0
--------------------------------------------------------------------------------
    April 1, 2001 - June 30, 2001                                  0.84 to 1.0
--------------------------------------------------------------------------------
    July 1, 2001 - September 30, 2001                              0.92 to 1.0
--------------------------------------------------------------------------------
    October 1, 2001 and thereafter                                1.00 to 1.0"
--------------------------------------------------------------------------------

       (x) Section 7.1(d) is amended by replacing "$10,500,000" opposite "January 1, 2000 - December 31, 2000" with "$33,500,000";

       (y)    Sections 7.1(e), (f), (g) and (h) are added as follows:

                     "(e) MINIMUM QUARTERLY CONSOLIDATED GAAP EBITDA. Permit the
              Consolidated GAAP EBITDA for any fiscal quarter ending during any period set forth below to be less than the amount set forth below in the column opposite such period:

                                                          Quarterly Consolidated
                                  Period                         GAAP EBITDA
--------------------------------------------------------------------------------
    October 1, 2000 - December 31, 2000                           $5,468,050.00
--------------------------------------------------------------------------------
    January 1, 2001 - March 31, 2001                              $6,250,500.00
--------------------------------------------------------------------------------
    April 1, 2001 - June 30, 2001                                 $5,677,100.00
--------------------------------------------------------------------------------
    July 1, 2001 - September 30, 2001                             $6,242,600.00
--------------------------------------------------------------------------------
    October 1, 2001 - December 31, 2001                           $7,515,950.00
--------------------------------------------------------------------------------

                     "(f) MINIMUM CUMULATIVE CONSOLIDATED GAAP EBITDA. Permit
              the cumulative Consolidated GAAP EBITDA for each period set forth below to be less than the amount set forth below in the column opposite such period:

                                                       Cumulative Consolidated
                                 Period                       GAAP EBITDA
--------------------------------------------------------------------------------
  January 1, 2001 - June 30, 2001                            $14,507,800.00
--------------------------------------------------------------------------------
  January 1, 2001 - September 30, 2001                       $22,671,200.00
--------------------------------------------------------------------------------
  January 1, 2001 - December 31, 2001                        $32,499,750.00
--------------------------------------------------------------------------------

                     "(g) MINIMUM ALTERNATE CONSOLIDATED GAAP EBITDA. Permit the
              Consolidated GAAP EBITDA for any fiscal quarter set forth below to be less than the amount set forth in column A opposite such fiscal quarter unless the cumulative Consolidated GAAP EBITDA for the period beginning on January 1, 2001 and ending on the last day of such fiscal quarter is greater than the amount set forth in column B opposite such fiscal quarter:


--------------------------------------------------------------------------------
                                               Consolidated GAAP EBITDA
--------------------------------------------------------------------------------
               Quarter Ending                  A                        B
--------------------------------------------------------------------------------
    June 30, 2001                        $6,550,500.00           $15,361,200.00
--------------------------------------------------------------------------------
    September 30, 2001                   $7,203,000.00           $24,004,800.00
--------------------------------------------------------------------------------
    December 31, 2001                    $8,672,250.00           $34,411,500.00
--------------------------------------------------------------------------------


                     "(h) CONSOLIDATED SENIOR LEVERAGE RATIO. Permit the
              Consolidated Senior Leverage Ratio of the Borrower as at the last day of any period of four consecutive fiscal quarters ending during any period set forth below to exceed the ratio set forth below in the column opposite such period:

--------------------------------------------------------------------------------
                                                               Consolidated
                                    Period                 Senior Leverage Ratio
--------------------------------------------------------------------------------
      October 1, 2000 - March 31, 2001                           2.93 to 1.0
--------------------------------------------------------------------------------
      April 1, 2001 - June 30, 2001                              2.51 to 1.0
--------------------------------------------------------------------------------
      July 1, 2001 - September 30, 2001                          2.19 to 1.0
--------------------------------------------------------------------------------
      October 1, 2001 and thereafter                             2.00 to 1.0"
--------------------------------------------------------------------------------

       (z) Section 7.2(d) is amended by inserting before the semicolon at the end thereof ", provided that no Indebtedness listed in Schedule 5.1(e) may be refinanced, refunded, renewed, replaced or extended without the consent of the Required Lenders in their sole and absolute discretion";

       (aa) Section 7.2(e) is amended by inserting at the beginning thereof, "after delivery of the financial statements and certificates required by Sections 6.1(a), 6.2(a) and 6.2(b) for the period ending December 31, 2001, if no Default or Event of Default shall have occurred and be continuing,";

       (ab) Section 7.2(l) is amended by replacing "$1,000,000" with "$500,000" and inserting before the semicolon at the end thereof "provided that trade letters of credit may not be outstanding at any one time in excess of $250,000";

       (ac) the "and" at the end of Section 7.2(l) is deleted, the period at the end of Section 7.2(m) is replaced with "; and" and Section 7.2(n) is added as follows:

                     "(n) Indebtedness arising under Specified Equipment Finance
              Facilities and Indebtedness arising under any Guaranty Obligations in respect thereof; PROVIDED, HOWEVER, that on or after December 8, 2000, no Indebtedness may be incurred under any Specified Equipment Finance Facility for any equipment to be acquired, leased or used by Certified Fabricators or Galaxy and PROVIDED FURTHER, HOWEVER that on or after December 1, 2000, no increase may be made to the principal outstanding balance or unpaid balance of the capitalized lessor's cost outstanding thereunder without the consent of the Required Lenders in their sole and absolute discretion."

       (ad)   after Section 7.2(n) a paragraph is added as follows:

                     "Notwithstanding anything in this Section, the sum, without duplication, of (i) the amount of all Indebtedness outstanding under Sections 7.2(c), (f), (l) and (m) and (ii) the net amount, if any, that any Precision Group Member would be required to pay in connection with the termination of any Hedging Agreements permitted under Section 7.2(i) may not exceed at any one time, the amount of $5,000,000";

       (ae)   Section 7.3(i) is replaced with "Omitted.";

       (af) Section 7.3(l) is amended by replacing "$1,500,000" with "$1,000,000";

       (ag) the "and" at the end of Section 7.3(q) is deleted, the period at the end of Section 7.3(r) is replaced with "; and" and Section 7.3(s) is added as follows:

                     "(s) Liens arising under or otherwise securing Specified
              Equipment Finance Facilities and any Liens arising in respect of deposits made with sellers of equipment to be financed thereunder.";

       (ah) Section 7.4(b) is amended by inserting before the period at the end thereof "and the Certified Fabricators Restructuring and the Galaxy Restructuring may proceed in accordance with the Business Plan";

       (ai) the "and" at the end of Section 7.5(g) is deleted, the period at the end of Section 7.5(h) is replaced with "; and" and Section 7.5(i) is added as follows:

                     "(i) any other Disposition consented to by the Required
              Lenders in their sole and absolute discretion.";

       (aj) Section 7.6 is amended by inserting after "scheduled repayment" in the second line thereof ", scheduled rental payment", by inserting after "Indebtedness" in the third line thereof "or lease obligation", by inserting after "Precision Group Member in the sixth line thereof "or Holdco" and by replacing clause (y) thereof with "(y) the Borrower may make payments to Holdco to pay management, advisory and acquisition transaction fees of Saunders Group, Carlisle Group and Harvey Group permitted under Section 7.9.";

       (ak) Section 7.8 is amended by inserting after "any of the terms of " ", the Specified Equipment Finance Facilities";

       (al) Section 7.9 is amended by inserting before the period at the end thereof:

                     "; PROVIDED, HOWEVER, from November 1, 2000 through
              December 31, 2001, in no event shall any management, advisory or acquisition transaction fees be incurred or paid by any Loan Party or Precision Group Member, except that Holdco may, after April 1, 2002, pay to Saunders, Karp & Megrue, L.P. or an affiliate designated by it, on account of the fiscal year ending December 31, 2001, a management fee in an amount not greater than $400,000 if (y) no Default or Event of Default shall have occurred and be continuing and (z) after giving effect to the payment thereof, the lesser of (A) the Total Revolving Commitments minus $3,000,000 or
              (B) the Borrowing Base is at least $600,000 in excess of the Total Revolving Extensions of Credit then outstanding, as certified by a Responsible Officer and PROVIDED, FURTHER HOWEVER, that notwithstanding anything contained in this

              Section, the Certified Fabricators Restructuring and the Galaxy Restructuring may proceed in accordance with the Business Plan";

       (am) Section 7.10 is amended by replacing "Enter" at the beginning thereof with "Except for the Specified Equipment Finance Facilities, enter";

       (an)   Section 7.12 is amended by inserting in the beginning of clause
(b) thereof "the Specified Equipment Finance Facilities and";

       (ao)   Section 7.18 is added as follows:

                     "7.18 LEASES. Enter into or become liable with respect to
              any leases other than (a) leases entered into under the Specified Equipment Finance Facilities, excluding any leases of equipment to be acquired, leased or used by Certified Fabricators or Galaxy,
              (b) operating leases of personal property entered into in the ordinary course of business or operating leases of personal property which are not material on-going obligations, (c) extensions of leased facilities in line with business expansion pursuant to the Business Plan at market rates and on market terms not to exceed $100,000 in the aggregate in any one fiscal year of the Precision Group Members on a consolidated basis or (d) existing leases, renewals or replacements thereof.";

       (ap) Section 8(h) is amended by replacing "$1,500,000" with "$1,000,000";

       (aq) Section 8(l) is amended by adding to the end thereof "or" and Sections 8(m) is added as follows:

                     "(m) any default shall occur under any agreement referred
              to in clauses (i) or (ii) of the definition of Specified Equipment Finance Facility or the Borrower shall make any payment under any guarantee given by the Borrower for the obligations of any Precision Group Member under any Specified Equipment Finance Facility;"; and

       (ar) Annex A, Exhibit B-2 and Schedules 1.1B, 4.4, 4.15, 4.19(a), 4.19(b), 4.19(c), 7.2(d) and 7.3(f) are replaced with Annex A, Exhibit B-2 and Schedules 1.1B, 4.4, 4.15, 4.19(a), 4.19(b), 4.19(c), 7.2(d) and 7.3(f)
attached hereto as Exhibit I.

       SECTION 2. AMENDMENTS TO THE SECURITY AGREEMENT. The

Security Agreement is, effective as of the date hereof, hereby amended as follows:

       (a) Section 1(d) is amended by inserting after "furniture," in the third line thereof "fixtures,";

       (b) Section 1(h) is amended by inserting after "each Person" in the first line thereof "owned by Pledgor, including the shares of capital stock of each Person";

       (c) Section 1(j) is amended by inserting after "each Person" in the first line thereof "owned by Pledgor, including the membership interests and/or partnership interests, as applicable, of each Person";

       (d) Section 1(l) is amended by inserting after "intercompany notes" in the first line thereof ", including all intercompany notes";

       (e) Section 6(l) is added as follows:

                     "(l) INVENTORY LOCATIONS. Substantially contemporaneously
              with, but in no event later than 30 days after, the delivery of Inventory to any Person for storage or processing which has an aggregate value, when added to the value of all other Inventory held by such Person, in excess of $50,000, the Pledgors shall deliver to the Administrative Agent an agreement, satisfactory in form and substance to the Administrative Agent, providing for the waiver or subordination of any applicable Lien on the part of such Person with respect to such Inventory and providing the Administrative Agent with the right to repossess such Inventory upon the occurrence and during the continuance of an Event of Default.";

       (f) Section 7(b)(ii)(A) is amended by replacing "without any action or the giving of any notice" with "upon written notice sent by the Administrative Agent"; and

       (g) Schedules 1-A, IV, V and VII and Annexes A, B and C are replaced with Schedules 1-A, IV, V and VII and Annexes A, B and C attached hereto as Exhibit II.

       SECTION 3. AMENDMENTS TO SECURITIES PLEDGE AGREEMENT. The Securities Pledge Agreement is, effective as of the date hereof, hereby amended as follows:

       (a) Section 1(a) is amended by inserting after "each Person" in the first line thereof "owned by Pledgor, including the shares of capital stock of each Person";

       (b)    Section 1(c) is amended by inserting after "each

Person" in the first line thereof "owned by Pledgor, including the membership interests and/or partnership interests, as applicable, of each Person";

       (c) Section 6(b)(ii)(A) is amended by replacing "without any action or the giving of any notice" with "upon written notice sent by the Administrative Agent"; and

       (d)    Annex A is replaced with Annex A attached hereto as Exhibit III.

       SECTION 4. WAIVERS. Effective as of the date hereof, the Lenders and the Administrative Agent waive:

       (a) the right to require application, in accordance with Section 2.7(a) of the Credit Agreement, of the capital contribution being made to Holdco or the Borrower pursuant to Section 5(b) of this Amendment; and

       (b)    their rights and remedies arising by reason of:

              (i) any default under Section 8(b) of the Credit Agreement, but only with respect to any representation which was not true when made by reason of any failure or default referred to in Sections 1.1 through 1.5 of the Waiver made as of November 14, 2000 or the Waiver made as of November 30, 2000 (collectively, the "WAIVERS") by and among the Loan Parties, the Lenders listed on the signature pages thereof and the Administrative Agent; and

              (ii) any default under Section 8(c) or Section 8(d) of the Credit Agreement, but only with respect to any default thereunder by reason of any failure referred to in Section 1.1, 1.2, 1.3 or 1.5 of the Waivers.

       SECTION 5. CONDITIONS OF EFFECTIVENESS. This Amendment shall become effective when, and only when, the following conditions precedent shall have been satisfied, in each case as determined by the Administrative Agent in its sole discretion:

       (a) the Administrative Agent shall have received (i) this Amendment, executed and delivered by the Administrative Agent, the Lenders and each Loan Party, (ii) the Intercreditor Agreement dated as of the date hereof executed and delivered by the Administrative Agent and General Electric Capital Corporation, (iii) the Security Agreement dated as of the date hereof executed and delivered by the Administrative Agent as agent for General Electric Capital Corporation and each of the Grantors named therein and (iv) the Security Agreement dated as of the date hereof executed and delivered by General Electric Capital

Corporation as agent for the Administrative Agent and each of the Grantors named therein.

       (b) Holdco shall have received a cash capital contribution to its common equity of not less than $6,000,000 from Precision Partners, L.L.C., contributed the proceeds thereof to the common equity of the Borrower and the Borrower shall have applied the proceeds thereof to the reduction of the Revolving Loans; and the Administrative Agent shall have received from Bank of America, N.A., reasonably satisfactory evidence that the sources of the cash capital contribution made by Precision Partners, L.L.C. are $5,000,000 transferred by Saunders, Karp and Megrue and $1,000,000 transferred by John G. Raos to the account of the Borrower with Bank of America, N.A.;

       (c) (i) the Administrative Agent shall have received certified copies of (A) the Master Lease Agreement dated as of March 31, 2000 between General Electric Capital Corporation, for itself and as agent for certain participants ("GE CAPITAL"), as lessor, and Galaxy, Mid State, Nationwide Precision Products Corp. and General Automation, Inc., as lessees, together with all of the documents executed and delivered in connection therewith and any supplements, modifications and amendments thereto (the "LEASE AGREEMENT") and (B) the Amended and Restated Master Lease Agreement dated as of the date hereof between GE Capital, as lessor, and Galaxy, Mid State, Nationwide Precision Products Corp. and General Automation, Inc., as lessees (the "LEASE AGREEMENT AMENDMENT"), together with all of the documents executed and delivered in connection therewith and (ii) all conditions precedent to the effectiveness of the Lease Agreement Amendment shall have been satisfied or waived;

       (d) (i) the Administrative Agent shall have received certified copies of the Loan, Security and Guaranty Agreement dated as of the date hereof between GE Capital, as lender, and Galaxy, MidState, Nationwide Precision Products Corp. and General Automation, Inc., as borrowers (the "EQUIPMENT FINANCE AGREEMENT"), together with all of the documents executed and delivered in connection therewith, (ii) all conditions precedent to the effectiveness of the Equipment Finance Agreement shall have been satisfied or waived, (iii) GE Capital shall have advanced no less than $9,000,000 thereunder for the purchase of "New Equipment" as defined in the Equipment Finance Agreement and (iv) the Administrative Agent shall have received a certificate setting forth the receipt and disbursement of all amounts advanced under the Equipment Finance Agreement;

       (e) the Administrative Agent shall have received a certified copy of the Business Plan, accompanied by a certificate of a Responsible Officer certifying to the Administrative Agent and the Lenders that the Business Plan has been prepared in good faith based upon the assumptions contained therein and all information available to the Loan Parties at the time of preparation thereof and, as of the date of such certificate, such Responsible Officer is not aware of any information contained in the Business Plan which is false or misleading in any material respect or of any omission of information which causes the Business Plan to be false or misleading in any material respect;

       (f) the Administrative Agent shall have received the results of Requests for Information (Form UCC-11), tax lien, judgment lien and pending lawsuit searches or equivalent reports or lien search reports, each of a recent date listing all effective financing statements, lien notices or comparable documents that name any Loan Party as debtor in each of the jurisdictions where assets of the Loan Parties are located and each such Loan Party's principal place of business is located, and such search shall reveal no liens on any of the assets of the Loan Parties except for Permitted Liens;

       (g) the Administrative Agent shall have received, with a counterpart for each Lender, a certificate of each Loan Party, substantially in the form of Exhibit A hereto;

       (h) the Administrative Agent shall have received for the account of the Lenders which sign this Amendment an amendment fee in the amount of $200,000.00 to be shared pro rata among such Lenders;

       (i) the Administrative Agent and each Lender shall have received reimbursement for all reasonable costs, fees and expenses, including legal fees, incurred in connection with the development, negotiation, preparation and execution of this Amendment and the other documents being executed and delivered herewith and all due diligence in connection therewith;

       (j) the Administrative Agent shall have received the legal opinion of Jones, Day, Reavis & Pogue, counsel to the Precision Group Members and Holdco, substantially in the form of Exhibit B hereto and opinions of counsel regarding Maine and Michigan law, from counsel and in form and substance satisfactory to the Administrative Agent;

       (k) the Administrative Agent shall have received insurance certificates satisfying the requirements of the Security Documents.

       SECTION 6. REPRESENTATIONS AND WARRANTIES. To induce the Administrative Agent and the Lenders to enter into this Amendment, the Loan Parties hereby jointly and severally represent and warrant to the Administrative Agent and each Lender that:

       (a) The financial statements for the Loan Parties delivered to the Lenders for the year ended December 31, 1999 in accordance with Section 6.1(a) of the Credit Agreement and for the quarter ended September 30, 2000 in accordance with Section 6.1(b) of the Credit Agreement present fairly in all material respects the consolidated financial condition of the Loan Parties as at such dates, and the consolidated results of their operations and their consolidated retained earnings, stockholders' equity and cash flows for the respective periods then ended. Since September 30,

2000, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

       (b) Each Loan Party (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

       (c) Each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform this Amendment and the other documents to be executed and delivered by it in connection herewith. Each Loan Party has taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment and the other documents to be executed and delivered by it in connection herewith. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment and the other documents to be executed and delivered by it in connection herewith. This Amendment and each other document to be executed and delivered in connection herewith has been duly executed and delivered on behalf of each Loan Party party thereto. This Amendment constitutes, and each other document to be executed and delivered in connection herewith upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

       (d) The execution, delivery and performance of this Amendment and the other documents to be executed and delivered in connection herewith will not violate any Requirement of Law or any material Contractual Obligation of Holdco or any Precision Group Member which could reasonably be expected to have a Material Adverse Effect and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation. No Requirement of Law or Contractual Obligation applicable to Holdco or any Precision Group Member could reasonably be expected to have a Material Adverse Effect.

       (e) Schedule 1 hereto sets forth the name and jurisdiction of incorporation of each Subsidiary of Holdco and the Borrower and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by Holdco or any Precision Group Member.

       (f) Each Loan Party is, and after giving effect to this Amendment, the Lease Agreement Amendment and the Equipment Finance Agreement and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.

       (g) The Business Plan was prepared in good faith on the basis of assumptions which were fair in light of the conditions existing at the time of delivery thereof, and represents the Loan Parties' best estimate of their future financial performance.

       (h) Except as amended hereby, each Exhibit, Schedule and Annex to each Security Document remains true, accurate and complete in all material respects.

       (i) After giving effect to this Amendment no violation of the terms of the Credit Agreement exists in any material respect and all representations and warranties contained in the Credit Agreement are true, correct and complete in all material respects on and as of the date hereof except to the extent such representations and warranties specifically relate to an earlier date in which case they were true, correct and complete in all material respects on and as of such earlier date.

       (j) No Loan Party has any right of setoff, recoupment, counterclaim or defense of any nature whatsoever to the Obligations.

       (k) All of the proceeds of the Equipment Finance Agreement have been or will be used to pay for Capital Expenditures being made substantially contemporaneously with the closing thereof or to pay Revolving Loans, the proceeds of which were used to pay for Capital Expenditures.

       (l) On or about July 7, 1999, Calbrit Design, Inc. merged into Certified Fabricators which was the surviving corporation of the merger.

       SECTION 7. RELEASE.

       The Loan Parties on their own behalf, and on behalf of their successors and assigns, hereby release, waive and forever discharge the Agents, the Lenders, their respective affiliates and all of their officers, directors, employees, attorneys, consultants and agents from any and all actions, causes of action, debts, dues, claims, demands, liabilities and obligations of every kind and nature, both in law and equity, known or unknown, whether matured or unmatured, absolute or contingent arising from the beginning of the world through the date hereof with respect to the Credit Agreement, the Loan Documents and the transactions contemplated thereby. The release, waiver and discharge in this Section shall be effective regardless of whether the conditions to this Amendment are satisfied.

       SECTION 8. AUTHORIZATION OF AGENT. The Lenders authorize and direct the Administrative Agent to execute and deliver each of the documents to be executed and delivered by it hereunder. The Lenders and the Loan Parties acknowledge and agree that, in acting as "Agent" for General Electric Capital Corporation under the Security Agreement, dated as of the date hereof, made by the Grantors named therein, Citicorp USA, Inc. shall be entitled to the benefit of Sections 9.2 through 9.8 of the Credit Agreement.

       SECTION 9. ACKNOWLEDGMENT AND CONSENT OF LOAN PARTIES . Each of the Loan Parties acknowledges and consents to the terms of the Intercreditor Agreement dated as of the date hereof between the Administrative Agent and General Electric Capital Corporation. Each of the Loan Parties also acknowledges and agrees that the Liens granted to the Administrative Agent have been duly perfected and have attached to the rights of the lessees under the Master Lease Agreement and all proceeds thereof.

       SECTION 10. REFERENCE TO AND EFFECT ON THE LOAN DOCUMENTS .

       (a) Upon the effectiveness hereof, each reference in the Credit Agreement, the Security Agreement or the Securities Pledge Agreement to "this Agreement," "hereunder," "hereof" or words of like import referring to the Credit Agreement, the Security Agreement or the Securities Pledge Agreement, as the case may be, and each reference in the Loan Documents to the Credit Agreement, the Security Agreement or the Securities Pledge Agreement to "thereunder," "thereof" or words of like import referring to the Credit Agreement, the Security Agreement or the Securities Pledge Agreement, as the case may be, shall mean and be a reference to the Credit Agreement, the Security Agreement or the Securities Pledge Agreement, as the case may be, as amended hereby.

       (b) Except as specifically provided herein, the Credit Agreement and the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

       (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

       (d)    This Amendment shall constitute a Loan Document.

       (e) THIS AMENDMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS.

       (f)    THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

       SECTION 11. GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

       SECTION 12. WAIVERS OF JURY TRIAL. EACH OF THE LOAN PARTIES, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

       SECTION 13. EXECUTION IN COUNTERPARTS, ETC. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

        {The remainder of this page intentionally left blank.}

       IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                     PRECISION PARTNERS, INC.
                                     PRECISION PARTNERS HOLDING COMPANY


                                     By:   /s/  Frank Reilly
                                        -------------------------------------
                                          Name: Frank Reilly
                                          Title: Executive Vice President
                                                 and Cheif Financial Officer


                                     MID STATE MACHINE PRODUCTS
                                     GALAXY INDUSTRIES CORPORATION
                                     CERTIFIED FABRICATORS, INC.
                                     NATIONWIDE PRECISION PRODUCTS CORP.
                                     GENERAL AUTOMATION, INC.
                                     GILLETTE MACHINE & TOOL CO., INC.


                                     By:   /s/  Frank Reilly
                                        -------------------------------------
                                          Name: Frank Reilly
                                          Title: Vice President


                                     CITICORP USA, INC.,
                                     as Administrative Agent


                                     By:   /s/  Michael Becker
                                        -------------------------------------
                                          Name: Michael Becker
                                          Title:

                                     CITICORP USA, INC.,
                                     as a Lender


                                     By:   /s/  Michael Becker
                                        -------------------------------------
                                          Name: Michael Becker
                                          Title: Vice President


                                     BANK OF AMERICA, N.A. (successor to
                                     NationsBank, N.A.), as a Lender


                                     By:   /s/  John J. O'Neill
                                        -------------------------------------
                                          Name: John J. O'Neill
                                          Title: Managing Director


                                     SUNTRUST BANK, ATLANTA,
                                     as a Lender


                                     By:   /s/  Michael F. Lapnriesi
                                        -------------------------------------
                                          Name: Micheal F. Lapnriesi
                                          Title: Director

                                                                         Annex A

                                                   PRICING GRID

---------------------------------------------------------------------------------------
   Consolidated Leverage        Applicable            Applicable
        Ratio                   Margin for            Margin for         CommitmentF
                                Eurodollar            Base Rate            ee Rate
                                  Loans                Loans
---------------------------------------------------------------------------------------
Greater than or equal to         400 bps                 300 bps           50 bps
4.25 to 1.0
---------------------------------------------------------------------------------------
Greater than or equal to         350 bps                 250 bps           50 bps
4.00 to 1.0 and less
than 4.25 to 1.0
---------------------------------------------------------------------------------------
Less than 4.00 to 1.0            300 bps                 200 bps           50 bps
---------------------------------------------------------------------------------------


Changes in the Applicable Margin resulting from changes in the Consolidated Leverage Ratio shall become effective on the date (the "ADJUSTMENT DATE") on which financial statements are delivered to the Lenders pursuant to Section 6.1 (but in any event not later than the 45th day after the end of each of the first three quarterly periods of each fiscal year or the 90th day after the end of each fiscal year, as the case may be) and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, the Consolidated Leverage Ratio of the Borrower as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed to be greater than 4.25 to 1.0. In addition, at all times while an Event of Default shall have occurred and be continuing, the Consolidated Leverage Ratio of the Borrower shall for the purposes of this definition be deemed to be greater than 4.25 to 1.0. Each determination of the Consolidated Leverage Ratio pursuant to this pricing grid shall be made with respect to (or, in the case of Consolidated Total Debt, as at the end of) the period of four consecutive fiscal quarters of the Borrower ending at the end of the period covered by the relevant financial statements.